UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2006

SECURE COMPUTING CORPORATION

(Exact name of registrant as specified in its charter)

000-27074

(Commission File Number)

Delaware	52-1637226
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4810 Harwood Road

San Jose, CA 95124

(Address of principal executive offices, with zip code)

(408) 979-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Merger Agreement

On July 14, 2006, Secure Computing Corporation, a Delaware corporation (“Secure”), entered into a First Amendment to the Agreement and Plan of Merger (the “First Amendment to the Merger Agreement”) with CipherTrust, Inc., a Georgia corporation (“CipherTrust”), to amend the Agreement and Plan of Merger dated as of July 11, 2006 with Peach Acquisition Corp., a Georgia corporation and a wholly-owned subsidiary of Secure, CipherTrust and CT Shareholders’ Representative LLC, a Georgia limited liability company (the “Merger Agreement”).

The First Amendment to the Merger Agreement modifies certain terms related to the potential earn out payment of up to $10 million (the “Earn Out Payment”). Among other things, the First Amendment to the Merger Agreement amends the Merger Agreement to revise the calculation of the Earn Out Payment. A new defined term, “Company Bookings”, has been added to measure orders of the Company’s products during a set time period (the “Determination Period”). In addition, the target dollar amounts of Company Bookings during the Determination Period have been amended. The revised target dollar amounts determine the amount of the Earn Out Payment payable to the former holders of CipherTrust common stock.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the First Amendment of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Financing Commitment Letter

On July 14, 2006, Secure entered into an Amended and Restated Commitment Letter (the “Amended Commitment Letter”) with Citigroup Global Markets, Inc. and its affiliates (“Citigroup”), UBS Loan Finance LLC (“UBS”) and UBS Securities LLC (“UBSS”), to amend and restate the Senior Secured Credit Facilities Commitment Letter dated as of July 11, 2006 with Citigroup.

The Amended Commitment Letter modifies the terms of the Commitment Letter to, among other things, (i) add UBS and UBSS as parties to the Commitment Letter and (ii) provide that UBS shall be responsible for providing 35% of the entire principal amount of the credit facilities described in the Amended Commitment Letter.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Commitment Letter attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(c)	Exhibits.

2.1	First Amendment to the Agreement and Plan of Merger, dated as of July 14, 2006, by and among Secure Computing Corporation and CipherTrust, Inc.

10.1	Amended and Restated Senior Secured Credit Facilities Commitment Letter, dated as of July 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURE COMPUTING CORPORATION

Date: July 18, 2006	By:	/s/ Timothy J. Steinkopf
Timothy J. Steinkopf
Senior Vice President and Chief Financial Officer (Duly authorized officer and Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
2.1	First Amendment to the Agreement and Plan of Merger, dated as of July 14, 2006, by and among Secure Computing Corporation and CipherTrust, Inc.

10.1	Amended and Restated Senior Secured Credit Facilities Commitment Letter, dated as of July 14, 2006.